Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
The Board of Directors
LSB Corporation:
We consent to the incorporation by reference in LSB Corporation’s Registration Statements on Form S-8 (No. 333-134720) and on Form S-3 (No. 333-159669) of our report dated March 11, 2010 relating to our audit of the consolidated financial statements of LSB Corporation, which appears in this Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 11, 2010